Exhibit 10.1

CONVERSION AND REPURCHASE AGREEMENT

THIS CONVERSION AND REPURCHASE AGREEMENT (this “Agreement”) is made on October 31, 2006 between Modtech Holdings, Inc., a Delaware corporation (the “Company”), and Amphora Limited (the “Investor”).

WHEREAS, the Company and the Investor entered into that certain Securities Purchase Agreement, dated as of December 31, 2004, as amended (the "Securities Purchase Agreement"), pursuant to which, among other things, the Investor purchased from the Company a Senior Secured Convertible Note, dated as of December 31, 2004, which note was exchanged for an Amended and Restated Senior Secured Convertible Note dated as of August 5, 2005 (the "Note"), which is convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), in accordance with the terms thereof. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note.

WHEREAS, the Company and the Investor desire to enter into this Conversion and Repurchase Agreement, pursuant to which, among other things, (i) the Company shall repurchase $9,746,666 in outstanding principal amount of the Note (the "Repurchased Amount") for $8,000,000 (the "Repurchase Price") and (ii) the Investor shall elect to convert $7,820,000 outstanding principal amount (the "Converted Amount") into 1,000,000 shares of Common Stock (the "Conversion Shares").

WHEREAS, the Company and the Investor also desire to enter into a Registration Rights Agreement (the "Registration Rights Agreement") pursuant to which the Company shall register the Restricted Shares for resale by the Investor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Repurchase and Conversion.

(a)  Repurchase. The Company hereby agrees to repurchase from the Investor the Repurchased Amount, which amount shall be purchased by the Company in cash at the Repurchase Price.

(b)  Conversion. Prior to the Closing (as defined below), the Investor shall deliver a Conversion Notice to the Company reflecting the Investor's election to convert the Converted Amount into the Conversion Shares on the Closing Date (as defined below) at a conversion ratio of 127.87723785.

(c)  Closing. Subject to the satisfaction or waiver of the conditions set forth in Sections 4 below, at the closing contemplated by this Agreement (the "Closing"), the transactions contemplated hereby shall be deemed consummated. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof, subject to notification of satisfaction or waiver of the conditions to the Closing set forth in Section 4 below (or such other time and date as is mutually agreed to by the Company and the Investor). The Closing shall occur on the Closing Date at the office of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

(d)  Form of Payment; Delivery of Shares and Note. On the Closing Date, the Company shall (i) pay $5,000,000 of the Repurchase Price ("Initial Repurchase Payment") to the Investor for the Repurchased Amount by wire transfer of immediately available funds in accordance with the Investor’s written wire instructions and (ii) deliver to the Investor, in accordance with Section 3(c) of the Note, the Conversion Shares. The Company shall pay the Repurchase Price, in part, by allowing the Senior Agent (as defined below) to draw $5,000,000 from the Letter of Credit with the Letter of Credit Bank (each as defined in the Securities Purchase Agreement). No later than (5) Business Days after the Closing Date (the "Repurchase Deadline"), the Company shall pay to the Investor the remaining $3,000,000 of the Repurchase Price (the "Balance Repurchase Payment") by wire transfer of immediately available funds in accordance with the wire instructions previously delivered by the Investor. Following the Investor's receipt of the full Repurchase Price and the Conversion Shares, the Investor shall deliver the original Note to the Company for cancellation.

(e)  Failure to Pay Repurchase Price. In the event that the Investor does not receive the Balance Repurchase Payment by the Repurchase Deadline, the Repurchased Amount hereunder shall be deemed to be only $5,000,000 and the outstanding Principal amount under the Note as of such Repurchase Deadline shall be equal to $4,746,666.

Section 2. Release of Letter of Credit Funds. Amphora Limited, in its capacity as the Senior Agent under, and as defined in the Securities Purchase Agreement (the "Senior Agent"), shall draw $5,000,000 under the Letter of Credit (the "Letter of Credit Amount") in connection with the payment of the Repurchase Price, which payment shall be considered a Redemption Event for purposes of the Letter of Credit. On or immediately prior to the Closing Date, the Senior Agent shall deliver to the Letter of Credit Bank a drawing certificate, in the form attached to the Letter of Credit, requesting release of such Letter of Credit Amount by wire transfer of immediately available funds to the Investor.

Section 3. Representations And Warranties.

(a)  Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors’ rights generally, and by legal and equitable limitations on the availability of specific remedies.

(b)  No Conflicts. The execution, delivery and performance by the Company of this Agreement and consummation by the Company of the transactions contemplated by this Agreement do not and will not: (i) violate the organizational documents of the Company, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Company; (iii) violate any provision of any federal or state statute, rule or regulation which is applicable to the Company; or (iv) violate any contract to which the Company or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Company is a party.

(c)  Approvals; No Suspensions. The Company has obtained all governmental, regulatory or third party consents and approvals if any, and approval from its stockholders, necessary, if any, to consummate the transactions contemplated by this Agreement. The Common Stock has not have been suspended by the SEC or the Principal Market from trading on the Principal Market and no suspension have been threatened by the SEC or the Principal Market either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(d)  Solvency. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(d), "Insolvent" means, with respect to any Person (i) the present fair saleable value of such Person's assets is less than the amount required to pay such Person's total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted

Section 4. Conditions to Investor's Obligations Hereunder. The obligations of the Investor to the Company hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion by providing the Company with prior written consent thereof.

(a)  The Company shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Investor.

(b)  The Company shall have delivered the consent of Bank of America, N.A. in the form attached hereto as Exhibit A to the Investor.

(c)  The Company shall have paid Schulte Roth & Zabel LLP the Investor Counsel Expense.

(d)  There has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.

Section 5. Covenants.

(a)  Disclosure of Transactions and Other Material Information.

(1)  On or before 8:30 a.m., New York Time, on the first (1st) Business Day following the date of this Agreement, the Company shall have filed a Current Report on Form 8-K (i) describing the terms of the transactions contemplated by this Agreement and attaching a copy of this Agreement and (ii) disclosing any other any material, nonpublic information regarding the Company or any of its Subsidiaries provided to the Investor (other than as required by the immediately succeeding sentence) by the Company or any Subsidiary or any of its or their respective officers, directors, employees and agents which had not been previously disclosed by the Company. [redacted]

(2)  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Investor with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Investor.

(b)  Fees and Expenses. At the Closing, the Company shall reimburse the Investor for its reasonable legal fees and expenses in connection with the preparation and negotiation of this Agreement by paying any such amount to Schulte Roth & Zabel LLP (the "Investor Counsel Expense"). The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Conversion Shares. The Company shall also reimburse the Investor in an amount up to $10,000 for its reasonable legal fees and expenses in connection with the preparation and delivery of any opinion of Schulte Roth & Zabel LLP required pursuant to Section 5(c) below.

(c) Removal of Legends. The Company shall use its best efforts, and cooperate in any way with the Investor, to effectuate the removal of the restrictive legends on the 189,189 shares (the "Restricted Shares") of Common Stock issued to the Investor in connection with the partial conversion on May 4, 2006 of the Note. On or prior to December 31, 2006, if the Company has received a opinion from Schulte Roth & Zabel LLP, in a form and substance reasonably acceptable to the Company, opining that the Restricted Shares are eligible for resale pursuant to Rule 144(k) of the Securities Act of 1933, as amended, the Company shall deliver to the Transfer Agent, with a copy to the Investor, a signed written instruction directing the Transfer Agent to remove the restrictive legends on the Restricted Shares on December 31, 2006. The Company shall also register the Restricted Shares on the registration statement filed by the Company in accordance with the terms of the Registration Rights Agreement.

Section 6. Miscellaneous.

(a)  Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)  Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)  Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)  Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)  No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)  No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(g)  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Securities Purchase Agreement.

(h)  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)  Survival. The representations and warranties of the Company and the Investor contained herein and the agreements and covenants set forth herein shall survive the Closing

(j)  Remedies. The Investor shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

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IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Conversion and Repurchase Agreement to be duly executed as of the date first written above.

MODTECH HOLDINGS, INC.

By:	/s/
Name:
Title

IN WITNESS WHEREOF, the Company and the Investor have caused their respective signature page to this Conversion and Repurchase Agreement to be duly executed as of the date first written above.

AMPHORA LIMITED
By: Amaranth Advisors L.L.C.,
Its Trading Advisor

By:	/s/
Name:
Title

Exhibit A

Form of Bank of America, N.A. Consent